                                                                     EXHIBIT 4.4
                                                                     -----------

                               PLEDGE AGREEMENT

          PLEDGE AGREEMENT, dated as of July 10, 1998, made by each pledgor listed on the signature pages hereto (each individually a "Pledgor" and collectively the "Pledgors"), in favor of United States Trust Company of New York, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the ratable benefit of the holders (the "Noteholders") of the 11 3/4% Senior Secured Notes due 2005 (the "Notes") issued by Jones International Networks, Ltd., a Colorado corporation (the "Company") under the Indenture dated as of July 10, 1998 between the Company and United States Trust Company of New York, in its capacity as trustee (the "Indenture").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, NatWest Capital Markets Limited (the "Initial Purchaser") and the Company have entered into a Purchase Agreement, dated July 2, 1997 (the "Purchase Agreement"), pursuant to which, among other things, the Initial Purchaser has agreed to purchase the Notes from the Company; and

          WHEREAS, the Pledgors are the legal and beneficial owners of the shares of Pledged Stock (as hereinafter defined) issued by each of the companies listed on Schedule I hereto (each an "Issuer" and together, the "Issuers"); and

          WHEREAS, it is a condition precedent to the obligations of the Initial Purchaser to purchase the Notes under the Purchase Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Collateral Agent;

          NOW, THEREFORE, in consideration of the premises and to induce the Initial Purchaser to enter into the Purchase Agreement and to purchase the Notes, the Pledgors hereby agree with the Collateral Agent, as follows:

          1.   Defined Terms.  Unless otherwise defined herein, terms which are
               --------------
defined in the Indenture and used herein are used as so defined, and the meanings assigned to terms defined herein or in the Indenture shall be equally applicable to both the singular and plural forms of such terms; and the following terms shall have the following meanings:

               "Collateral" means the Pledged Stock and all Proceeds.
               -----------

               "Obligations" means the unpaid principal of, any premium
               ------------
applicable to, and interest on the Notes (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of each Pledgor to the Noteholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Indenture or this Pledge Agreement (in each such case as the same may be amended, supplemented or modified from time to time) and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel) or otherwise.

               "Pledge Agreement" means this Pledge Agreement, as further
               -----------------
amended, supplemented or otherwise modified from time to time.

               "Pledged Stock" means the shares of capital stock of each Issuer
               --------------
listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

               "Proceeds" means all "proceeds" as such term is defined in
               ---------
Section 9-306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

               "UCC" means the Uniform Commercial Code from time to time in
               ----
effect in the State of New York.

          2.   Pledge; Grant of Security Interest; Endorsement. Each Pledgor
               ------------------------------------------------
hereby delivers to the Collateral Agent all the Pledged Stock and hereby grants to the Collateral Agent a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          3.   Perfection of Security. Each Pledgor authorizes the Collateral
               -----------------------
Agent to file such financing statements and other documents and to do such acts, matters and things as the Collateral Agent may consider appropriate to perfect and continue the Collateral Agent's security interest in the Collateral, to protect and preserve the Collateral Agent's security interest in the Collateral and to realize upon the Collateral Agent's security interest in the Collateral.

          4.   Stock Powers. Concurrently with the delivery to the Collateral
               -------------
Agent of each certificate representing one or more shares of Pledged Stock, each Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with signature guaranteed.

          5.   Representations and Warranties. Each Pledgor represents and
               -------------------------------
warrants that:

          (a) the shares of Pledged Stock listed on Schedule I constitute (i) all the issued and outstanding shares of all classes of the capital stock of each Issuer that are owned by such Pledgor and (ii) the percentage listed on Schedule I of the aggregate number of the issued and outstanding shares of the identified class of capital stock of such Issuer owned by the Pledgor;

          (b) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

          (c) such Pledgor is the legal and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I opposite such Pledgor's name, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

          (d) upon delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Stock, enforceable in accordance with its terms, except as enforcability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          6.   Covenants.  Each Pledgor covenants and agrees with the Collateral
               ----------
Agent that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

          (a) If any Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate or any certificate or other instrument evidencing ownership of any partnership interest (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution for, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Pledgor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Collateral Agent, each Pledgor will not (i) permit any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Collateral Agent shall provide such consent if the transaction enumerated in clause (i) or (ii) above is permitted by, and effected in accordance with the terms of, the Indenture. Each Pledgor will defend the right, title and interest of the Collateral Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Pledge Agreement.

          (d) Each Pledgor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          7.   Cash Dividends and Distributions; Voting Rights. Unless an Event
               -----------------------------------------------
of Default shall have occurred and be continuing, the Pledgors shall have the right (i) to receive and retain all cash dividends, including liquidating dividends, in respect of the Pledged Stock and if the Collateral Agent receives any such income or interest on other distribution of property (other than securities) prior to the occurrence of an Event of Default, the Collateral Agent shall pay the same promptly to the Pledgors and (ii) to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no
                                                    --------  -------
vote shall be cast or corporate right exercised or other action taken which results in any violation of any provision of the Indenture, the Notes or this Pledge Agreement.

          8.   Rights of the Collateral Agent. (a) If an Event of Default shall
               -------------------------------
occur and be continuing, (i) promptly upon receipt of notice thereof by any Pledgor from the Collateral Agent and without any request therefor by the Collateral Agent, such Pledgor shall deliver to the Collateral Agent any and all cash dividends thereafter paid in respect of the Pledged Stock and the Collateral Agent may make application thereof to the Obligations in the order provided in Section 6.10 of the Indenture, (ii) all shares of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuers, or upon the exercise by any Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the Collateral Agent hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent of any right or remedy against any Pledgor or any of the Issuers against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. The Collateral Agent shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Collateral Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          9.   Remedies. If an Event of Default shall occur and be continuing,
               --------
the Collateral Agent may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC and under similar laws in effect in other relevant jurisdictions. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon commercially reasonable terms and conditions, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is, to the extent permitted by law, hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Obligations, in the order provided in Section 6.10 of the Indenture, and as otherwise required by any provision of law, including without limitation, Section 9-504(l)(c) of the UCC. Any amount and any Collateral remaining after such application and after payment to the Collateral Agent of all of the Obligations in full shall be paid or delivered to the Pledgors, their successors or assigns. To the extent permitted by applicable law, the Pledgors waive all claims, damages and demands they may acquire against the Collateral Agent arising out of the exercise, if in accordance with the terms hereof, of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Pledgor shall remain liable under its Subsidiary Guarantee for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

          10.  Limitation on Duties Regarding Collateral. The Collateral Agent's
               ------------------------------------------
sole duty with respect to the custody, safe-keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account and to otherwise perform its obligations in accordance with the standards set forth in the UCC. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.

          11.  Powers Coupled with an Interest.  All authorizations and agencies
               --------------------------------
herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

          12.  Severability.  Any provision of this Pledge Agreement which is
               -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.  Paragraph Headings.  The paragraph headings used in this Pledge
               -------------------
Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

          14.  No Waiver; Cumulative Remedies. The Collateral Agent shall not by
               ------------------------------
any act (except by a written instrument pursuant to paragraph 16 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          15.  Waivers and Amendments; Successors and Assigns. None of the terms
               -----------------------------------------------
or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Collateral Agent, provided that any provision of this Pledge Agreement may be
                  --------
waived by the Collateral Agent in a letter or agreement executed by the Collateral Agent or by telecopy from the Collateral Agent. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and its respective successors and assigns.

          16.  Termination of Security Interest; Release of Collateral. (a) Upon
               --------------------------------------------------------
the repayment in full of all Obligations, the security interest granted in the Collateral pursuant to this Pledge Agreement shall terminate and all rights granted hereunder to the Collateral shall revert to the Pledgors.

          (b) Upon the sale of all of the Pledged Stock of a Subsidiary to a party that is not an Affiliate of the Company in accordance with the terms of the Indenture, the security interest granted in the Collateral relating to such Subsidiary pursuant to this Pledge Agreement shall terminate and all rights granted hereunder to such Collateral shall revert to the Pledgors.

          (c) Upon any termination of the security interest granted in the Collateral pursuant to this Agreement or pursuant to the terms of the Indenture, the Collateral Agent will, at the expense of the Pledgors, execute and deliver to each Pledgor such instruments or documents as such Pledgor shall reasonably request to evidence the termination of the Security Interest and deliver to such Pledgor all Collateral so released then in its possession.

          17.  Notices. All notices or other communications provided for
               --------
hereunder shall be in writing and sent by first class mail or nationwide overnight delivery service (a) if to a Pledgor, addressed to it at its address listed next to its name on the signature pages hereof, or at such other address as such Pledgor shall have specified to the Collateral Agent in writing and (b) if to the Collateral Agent, addressed to it at United States Trust Company of New York.

          18.  Notices and Other Communications in Respect of Collateral.  Each
               ----------------------------------------------------------
Pledgor shall deliver promptly to the Collateral Agent copies of all notices or other communications received by such Pledgor in respect of the Collateral. Until the occurrence of an Event of Default, the Collateral Agent shall deliver promptly to such Pledgor all notices or other communications received by the Collateral Agent or its nominee in respect of the Collateral. After the occurrence of an Event of Default, such Pledgor waives all rights to receive any notices or communications received by the Collateral Agent or its nominee in respect of the Collateral.

          19.  Irrevocable Authorization and Instruction to Issuer. Each Pledgor
               ----------------------------------------------------
hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any or other further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

          20.  Integration. This Pledge Agreement and the Indenture represent
               ------------
the agreement of the Pledgors and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

          21.  GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND
               --------------
OBLIGATIONS OF THE PLEDGORS UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          22.  Copy Received. Each Pledgor hereby acknowledges receipt of a copy
               --------------
of this Pledge Agreement.

                                                              SCHEDULE I
                                                              ----------

                         Description of Pledged Stock
                         ----------------------------


                         Name of             Class of          Stock         Number of
Pledgor                  Issuer               Stock        Certificate No.    Shares       Percentage
-------                  ------               -----        ---------------    ------       ----------
Jones International      JPN, Inc.           Class A            A2           2,980,953         100%
Networks, Ltd.                               Class B            B2           1,785,120         100%

JPN, Inc.                Jones Radio
                         Holdings, Inc.      Class A             1              10,000         100%
                                             Class B             1              10,000         100%

                         Great American
                         Country, Inc.       Class A            A1               8,100         100%
                                                                A4               1,900         100%
                                             Class B            B1               8,100
                                                                B4               1,900

                         Jones Space
                         Holdings, Inc.      Common              3               1,000         100%

                         Jones Infomercial
                         Networks, Ltd.      Class A            A1               5,100         100%
                                                                A4               1,196
                                             Class B            B1               5,100
                                                                B4               1,196

          IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Address:
--------

                                   JONES INTERNATIONAL NETWORKS, LTD.

                                   By__________________________
                                        Name:
                                        Title:

                                   JPN, INC.

                                   By__________________________
                                        Name:
                                        Title:


Accepted and Agreed:


UNITED STATES TRUST COMPANY OF NEW YORK
   as Collateral Agent


By   /s/ Patricia N. Glazier
     -------------------------------
Name: Patricia N. Glazier
Title: Assistant Vice President

     IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Address:
--------

                                   JONES INTERNATIONAL NETWORKS, LTD.

                                   By /s/ Gregory J. Liptak
                                     ----------------------------------
                                   Name:  Gregory J. Liptak
                                   Title: President

                                   JPN, INC.

                                   By /s/ Gregory J. Liptak
                                     ----------------------------------
                                   Name:  Gregory J. Liptak
                                   Title: President

Accepted and Agreed:

UNITED STATES TRUST COMPANY OF NEW YORK
  as Collateral Agent

By_____________________________
Name:
Title:

                          ACKNOWLEDGMENT AND CONSENT
                          --------------------------

          The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof, insofar as such terms are applicable to it. The Issuer agrees to notify the Collateral Agent promptly in writing of the occurrence of any of the events described in paragraph 6(a) of the Pledge Agreement. The Issuer further agrees that the terms of paragraph 10(b) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 10 of the Pledge Agreement.

                                   JPN, INC.

                                   By /s/ Gregory J. Liptak
                                     ----------------------------------
                                   Name:  Gregory J. Liptak
                                   Title: President


                                   JONES RADIO HOLDINGS, INC.

                                   By /s/ Gregory J. Liptak
                                     ----------------------------------
                                   Name:  Gregory J. Liptak
                                   Title: President


                                   GREAT AMERICAN COUNTRY, INC.

                                   By /s/ Gregory J. Liptak
                                     ----------------------------------
                                   Name:  Gregory J. Liptak
                                   Title: President


                                   JONES SPACE HOLDINGS, INC.

                                   By /s/ Gregory J. Liptak
                                     ----------------------------------
                                   Name:  Gregory J. Liptak
                                   Title: President


                                   JONES INFOMERICAL NETWORKS, LTD.

                                   By /s/ Gregory J. Liptak
                                     ----------------------------------
                                   Name:  Gregory J. Liptak
                                   Title: President

                                      11